EXHIBIT 99.1





                          SECURITIES PURCHASE AGREEMENT

                                     between

                             LASERSIGHT INCORPORATED

                                       and

                            TLC THE LASER CENTER INC.


                                  June 5, 1998















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                                TABLE OF CONTENTS


ARTICLE 1   PURCHASE AND SALE OF PREFERRED STOCK
     1.1    Purchase of Preferred Stock
     1.2    Form of Payment
     1.3    Transfer of Preferred Stock
     1.4    Registration of the Securities


ARTICLE 2   PURCHASER'S REPRESENTATIONS AND WARRANTIES
     2.1    Investment Purpose
     2.2    Accredited Investor Status
     2.3    Reliance on Exemptions
     2.4    Information
     2.5    Governmental Review
     2.6    Transfer or Resale
     2.7    Authorization
     2.8    Binding Effect


ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     3.1    Organization and Qualification
     3.2    Authorization; Enforcement
     3.3    Capitalization
     3.4    Issuance of Shares
     3.5    No Conflicts
     3.6    SEC Documents
     3.7    Absence of Certain Changes
     3.8    Absence of Litigation
     3.9    Disclosure
     3.10   S-3 Registration
     3.11   No General Solicitation
     3.12   No Integrated Offering
     3.13   No Brokers
     3.14   Intellectual Property
     3.15   Employee Benefit Plans
     3.16   Subsidiaries
     3.17   Tax Matters
     3.18   Environmental Matters
     3.19   Compliance with Laws; Permits
     3.20   Insurance
     3.21   Property


ARTICLE 4   COVENANTS
     4.1    Best Efforts




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                                TABLE OF CONTENTS
                                   (continued)

     4.2    Securities Laws
     4.3    Reporting Status
     4.4    Use of Proceeds.
     4.5    Expenses
     4.6    Board Representation
     4.7    Listing
     4.8    Prospectus Delivery Requirement
     4.9    Rights of First Offer
     4.10   Standstill
     4.11   Stockholder Rights Plan
     4.12   Financial Statement Disclosure


ARTICLE 5   TRANSFER OF SECURITIES
     5.1    Restrictive Legend
     5.2    Notice of Proposed Transfer
     5.3    Termination of Restrictions
     5.4    Compliance with Rule 144 and Rule 144A
     5.5    Non-Applicability of Restrictions on Transfer


ARTICLE 6   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL
     6.1    Conditions to the Company's Obligation to Sell


ARTICLE 7   CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE
     7.1    Conditions to Purchaser's Obligation to Purchase


ARTICLE 8   GOVERNING LAW; MISCELLANEOUS
     8.1    Governing Law; Jurisdiction
     8.2    Counterparts
     8.3    Headings
     8.4    Severability
     8.5    Entire Agreement; Amendments
     8.6    Notice
     8.7    Successors and Assigns
     8.8    Third Party Beneficiaries
     8.9    Survival
     8.10   Indemnification
     8.11   Stamp Tax and Delivery Costs
     8.12   Public Filings; Publicity
     8.13   Further Assurances
     8.14   Remedies



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                                TABLE OF CONTENTS
                                   (continued)


     8.15   Termination




























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                          SECURITIES PURCHASE AGREEMENT
                          -----------------------------


         This SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of June 5, 1998, by and between LaserSight Incorporated, a Delaware corporation (the "Company"), with its headquarters located at 12249 Science Drive, Suite
160, Orlando, Florida 32826 and TLC The Laser Center Inc., an Ontario corporation, with its headquarters located at 5600 Explorer Drive, Suite 301, Mississauga, Ontario, Canada L4W 442 ("Purchaser"), with regard to the following:

                                    RECITALS
                                    --------

         A. The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933 (the "Securities Act") and Regulation D ("Regulation D") of the Securities and Exchange Commission (the "SEC") promulgated under the Securities Act.

         B. The Purchaser desires to purchase, upon the terms and conditions stated in this Agreement, 2,000,000 shares of Series C Convertible Participating Preferred Stock (the "Preferred Stock") of the Company set forth in the Certificate of Designation, Preferences and Rights of Series C Convertible Participating Preferred Stock (the "Certificate of Designation") attached hereto as Exhibit A, which shall be convertible into shares of the Company's common stock, $.001 par value per share ("Common Stock"). The shares of Common Stock issuable upon the conversion of or otherwise pursuant to the Preferred Stock are referred to herein as the "Conversion Shares". The Preferred Stock and the Conversion Shares are collectively referred to herein as the "Securities."

         C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and applicable state securities laws and a Standstill Agreement in the form attached hereto as Exhibit C (the "Standstill Agreement"), pursuant to which Purchaser agrees to restrict its purchase of the Company's voting securities. The Registration Rights Agreement, the Certificate of Designation, and the Standstill Agreement are collectively referred to herein as the "Ancillary Documents".

                                   AGREEMENTS
                                   ----------

         NOW, THEREFORE, in consideration of the foregoing recitals (which are incorporated into and deemed a part of this Agreement), their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:




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                                    ARTICLE 1
                      PURCHASE AND SALE OF PREFERRED STOCK

         1.1 Purchase of Preferred Stock. Subject to the terms and conditions of this Agreement, on June 5, 1998 or, if later, the date on which all conditions set forth in Articles 6 and 7 hereof have been either satisfied or waived, or such other date as may be determined by mutual agreement of Purchaser and the Company, but in no event later than June 30, 1998 (the "Closing Date"), the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from the Company (the "Closing"), 2,000,000 shares of Preferred Stock at a price of U.S.$4.00 per share resulting in an aggregate purchase price of U.S.$8,000,000 (the "Purchase Price").

         The Closing shall take place on the Closing Date at 10:00 A.M. Eastern Time at the offices of Arent Fox Kintner Plotkin & Kahn, PLLC, 1050 Connecticut Avenue, N.W., Washington, D.C., or at such other time and place as shall be agreed upon by the parties.

         1.2 Form of Payment. Purchaser shall pay the Purchase Price by wire transfer of United States Dollars to the account designated by the Company.

         1.3 Transfer of Preferred Stock. The Securities shall, when issued, be unregistered and therefore subject to the restrictions on sale, distribution and transfer imposed under the Securities Act and under applicable securities laws or blue sky laws of any state or foreign jurisdiction.

         1.4 Registration of the Securities. Pursuant to the terms of the Registration Rights Agreement, the Company shall, at its own expense, prepare, and within 45 days after the Closing Date, file with the SEC a registration statement on such form as is then available in order to effect the registration of the Conversion Shares (the "Registration Statement"). The Company shall use all reasonable best efforts to have the Registration Statement declared effective as soon as possible after the filing thereof and to remain effective for the Registration Period (as defined in the Registration Rights Agreement).


                                    ARTICLE 2
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

         Purchaser  represents  and warrants to the Company as set forth in this
Article 2. Purchaser does not make any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

         2.1 Investment Purpose. Purchaser is purchasing the Securities for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. Purchaser will not, directly or indirectly, offer, sell, pledge or otherwise transfer the Securities or any interest therein except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under



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the Securities Act. Purchaser  understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable securities laws or blue sky laws of any state or foreign jurisdiction an exemption from such registration is available, and that the Company has no intention or obligation to register any of the Securities other than as contemplated by Section 1.4 hereof and the Registration Rights Agreement.

         2.2 Accredited Investor Status. Purchaser represents and warrants, that it is an Accredited Investor (as that term is defined in Rule 501 promulgated by the SEC under the Securities Act), that it has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment contemplated to be made hereunder, and that it (i) was not formed or organized for the specific purpose of investing in the Company;
(ii) understands that such investment bears a high degree of risk and could result in a total loss of its investment; and (iii) has sufficient financial strength to hold the same as an investment and to bear the economic risks of such investment (including possible loss of such investment) for an indefinite period of time.

         2.3 Reliance on Exemptions. Purchaser acknowledges that the Securities being sold to it hereunder are being sold pursuant to a private offering exemption under the Securities Act and are not being registered under the Securities Act or under the securities laws or blue sky laws of any state or foreign jurisdiction and understands that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

         2.4 Information. Purchaser has been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which it has specifically requested, including without limitation the Company's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1997, its Quarterly Report on Form 10-Q for the period ended March 31, 1998, its Current Reports on Form 8-K filed with the SEC on March 13, 1998, March 16, 1998 and March 18, 1998, the description of the Common Stock contained in the Company's Form 8-A/A (Amendment No. 3) filed with the SEC on September 29, 1997 and Proxy Statement dated May 28, 1998 (such documents, including any financial statements and related notes included in such documents collectively the "Furnished SEC Documents"). Purchaser and its advisors have been given the opportunity to obtain information and to examine all documents referred to herein and to ask questions of, and to receive answers from, the Company or any person acting on its behalf concerning the Company and the terms and conditions of this investment, and to obtain any additional information, to the extent the Company possesses such information or could acquire it without unreasonable effort or expense, to verify the accuracy of any information previously furnished. All such questions have been answered to Purchaser's full satisfaction, and all information and agreements, documents, records and books pertaining to this investment which Purchaser has requested have been made available to Purchaser or Purchaser's advisors. Purchaser understands that its investment in the Securities involves a high degree of risk, including without limitation the risks and uncertainties disclosed under



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the caption  "Management's  Discussion  and Analysis of Financial  Condition and
Results of Operations -- Risk Factors and Uncertainties" in the Furnished SEC Documents. In making its investment decision, Purchaser has not relied on any oral or written representation, other than those contained in the Furnished SEC Documents or this Agreement (including the schedules hereto) and the Ancillary Documents, with respect to the Securities, the Company, its business or prospects, or other matters, provided that, the Company provided Purchaser with certain financial projections. Such projections were prepared by the Company in good faith based on information available to the party who prepared such projections at the time such projections were prepared. However, Purchaser acknowledges that such projections (i) were not updated from the date on which such projections were prepared and such projections do not reflect the effects
of  the   transactions   contemplated  by  this  Agreement,   and  (ii)  contain
forward-looking statements and assumptions regarding future events and future performance of the Company which involve risks and uncertainties that could materially effect actual results of the Company's operations. In making its decision to invest in the Company, Purchaser has relied solely upon independent investigations made by Purchaser and Purchaser's advisors.

         2.5 Governmental Review. Purchaser understands that no federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

         2.6 Transfer or Resale. Purchaser understands that (i) the Securities have not been and are not being registered under the Securities Act or under the securities laws or blue sky laws of any state or foreign jurisdiction, and may not be offered, sold, pledged or otherwise transferred unless subsequently registered thereunder or an exemption from such registration is available, and neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or under the securities laws or blue sky laws of any state or foreign jurisdiction or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement), and (ii) any sale of the Securities made in reliance on Rule 144 under the Securities Act, or a successor rule ("Rule 144"), may be made only in accordance with the terms of Rule 144 and
Article 5 hereof and further, if Rule 144 is not applicable, any resale of the Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

         2.7 Authorization. Purchaser represents and warrants that as of the Closing Date the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by it. The fulfillment of and compliance with the terms of this Agreement will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, or (iii) result in a violation of, breach of or default under (A) its charter or constituent document, (B) any law, statute, rule or regulation to which it is subject, or (C) any agreement, instrument, order, judgment or decree to which it is subject or is a party to or by which it is bound.



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         2.8  Binding  Effect.  Purchaser  represents  and  warrants  that  this
Agreement   constitutes  its  valid  and  binding  obligation,   enforceable  in
accordance with its terms, except (i) as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally or by equitable principles in any action (legal or equitable), (ii) that the availability of equitable relief is subject to the discretion of the court before which any proceeding thereof may be brought, and (iii) that the enforceability of the indemnification provisions may be limited by applicable securities laws or public policy.


                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Purchaser, except as disclosed or reflected (including, in the case of financial statements, provided for) in the disclosure schedules delivered herewith, as set forth in this Article 3. The Company does not make any other representations or warranties, express or implied, to Purchaser in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by the Company to Purchaser in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

         3.1 Organization and Qualification. Each of the Company and its subsidiaries is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted or are presently expected to be conducted during the Company's current fiscal year. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure so to qualify or be in good standing would have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on the business, operations, assets, properties, liabilities, condition (financial or otherwise) or operating results of the Company and its subsidiaries, taken as a whole on a consolidated basis, or on the transactions contemplated hereby.

         3.2  Authorization; Enforcement.

                  (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Ancillary Documents, and to issue, sell and perform its obligations with respect to the Securities in accordance with the terms hereof and thereof;

                  (b) the execution, delivery and performance of this Agreement and the Ancillary Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Securities) have been duly authorized by all necessary corporate action and, except as set forth on Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency is required with respect to any of the transactions




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contemplated  hereby or (whether  under rules of The NASDAQ  Stock  Market,  the
National Association of Securities Dealers or otherwise);

                  (c) this Agreement, the Ancillary Documents and certificates for the Securities have been duly executed and delivered by the Company; and

                  (d) this Agreement, the Ancillary Documents and the Securities constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (i) to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement thereof, creditors' rights or remedies of creditors generally, or by other equitable principles of general application, (ii) that the availability of equitable relief is subject to the discretion of the court before which any proceeding thereof may be brought, and
(iii) that the enforceability of indemnification provisions may be limited by applicable securities law or public policy.

         3.3 Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of Common Stock is set forth on
Schedule 3.3. All of such shares of capital stock have been, or upon issuance in accordance with the terms of the relevant security will be, validly issued, fully paid and nonassessable. No shares of capital stock of the Company (including the Securities) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed or suffered by the Company. Except as disclosed in Schedule 3.3, as of the date of this Agreement, there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries. The Company shall provide Purchaser with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the Closing Date.

         3.4 Issuance of Shares. As of the Closing the Securities will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances imposed or suffered by the Company and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

         3.5 No Conflicts. The execution, delivery and performance of this Agreement and the Ancillary Documents by the Company, and the consummation by the Company of transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Securities) will not (i) result in a violation of the Certificate of Incorporation or By-laws, or (ii) conflict with, or constitute a default (or an




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event which with notice or lapse of time or both would become a default)  under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected (only with respect to this Agreement, except for such possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents, and neither the Company nor any of its subsidiaries, is in default (and no event has occurred which has not been waived which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible violations, defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as set forth on
Schedule 3.5, or except (i) such as may be required under the Securities Act in connection with the performance of the Company's obligations pursuant to the Registration Rights Agreement, (ii) filing of a Form D with the SEC, and (iii) compliance with the state securities laws or blue sky laws of applicable jurisdictions, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to perform its obligations in accordance with the terms hereof. The Common Stock is listed on The NASDAQ Stock Market, the Company is not in violation of the listing requirements of The NASDAQ Stock Market and the Company is not aware of any proceedings pending or contemplated to seek to have the Common Stock delisted from The NASDAQ Stock Market.

         3.6 SEC Documents. Except as disclosed in Schedule 3.6, since December 31, 1996, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") (all of the foregoing filed after December 31, 1995 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC Documents"). The Company has delivered to Purchaser true and complete copies of the Furnished SEC Documents, except for exhibits, schedules and incorporated documents. Each of the SEC Documents as originally filed or as amended complied in all material respects with the requirements of its respective report or form and did not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein were necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and as of the date hereof, there is no fact or facts not disclosed in the SEC Documents which relates specifically to




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the Company which  individually  or the aggregate,  may have a Material  Adverse
Effect. The consolidated financial statements of the Company (including any related schedules or notes thereto) included in the SEC Documents were prepared in accordance with generally accepted accounting principles, consistently applied, and the applicable rules and regulations of the SEC during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements)
and  present  accurately  and  completely,   in  all  material   respects,   the
consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, year-end audit adjustments). To the extent required by the rules of the SEC applicable thereto, the SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"). Except as set forth in Schedule 3.6, none of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a default by the Company or its subsidiaries thereunder which would have a Material Adverse Effect.

         3.7 Absence of Certain Changes. Except as disclosed in Schedule 3.7 or disclosed or reflected in the Furnished SEC Documents, since March 31, 1998, there has been no change or development in the business, properties, operations, financial condition or results of operations of the Company which individually or in the aggregate would have a Material Adverse Effect.

         3.8 Absence of Litigation. Except as disclosed in Schedule 3.8 or as disclosed or reflected in the Furnished SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, which could reasonably be expected to result in an unfavorable decision, ruling or finding which would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. There are no facts known to the Company which, if known by a potential claimant or governmental authority, could reasonably be expected to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect.

         3.9 Disclosure. No information relating to or concerning the Company set forth in this Agreement contains an untrue statement of a material fact. The Company has not omitted to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

         3.10 S-3 Registration. The Company is currently eligible to register the resale by Purchaser of the Securities on a registration statement on Form S-3 under the Securities Act.

         3.11 No General Solicitation. Neither the Company nor any person acting for the Company has conducted any "general solicitation," as described in Rule 502(c) under Regulation D, with respect to any of the Securities being offered hereby.

         3.12 No Integrated Offering. Neither the Company, nor any of its Affiliates (as defined herein), nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of Purchaser. For purposes hereof, "Affiliate" shall mean any entity controlling, controlled by or under common control with a designated person or entity; for the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the SEC under the Securities Act. With respect to any entity which is a limited partnership, Affiliate shall also mean any general or limited partner of such limited partnership, or any person or entity which is a general partner in a general or limited partnership which is a general partner of such limited partnership.

         3.13 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby.

         3.14  Intellectual Property.

         (a) "Intellectual Property" means any and all right, title and interest of the Company or any of its subsidiaries in and to: all patents, registered tradenames, trademarks and servicemarks and registered copyrights and applications therefor owned by the Company or any of its subsidiaries (collectively, "Company Rights"); unregistered tradenames, trademarks, servicemarks, and copyrights, trade secrets, customer lists, methodologies, proprietary development and marketing information and know-how, inventions, inventors' notes, drawings, and designs associated with any of the foregoing, relating to the business of the Company. Set forth in Schedule 3.14(a) is a true and correct list of the Company Rights.

         (b) The Company or its subsidiaries are the owners of all right, title and interest in and to the Company Rights, free and clear of all claims, liens, encumbrances, licenses and other interests, except for those specifically disclosed or reflected in the Furnished SEC Documents, on Schedule 3.8, or on
Schedule 3.14(b), and neither the Company nor any subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Company Rights nor is there any claim of infringement made by a third party against or involving the Company or any of its subsidiaries, which infringement, conflict or claim, individually or in the aggregate, could reasonably be expected to result in an unfavorable decision, ruling or finding which would have a Material Adverse Effect. Except as provided in the agreements disclosed in Schedule 3.14(b), the Company has the right to bring actions for infringement of the Intellectual Property.

         3.15  Employee Benefit Plans.

                  (A) Identification. Schedule 3.15(a) contains a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by the Company or to which the Company contributes on behalf of its employees (the "Employee Benefit Plans"). The Company has provided or made available to Purchaser copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Company has provided or made available to Purchaser a written description of all existing practices engaged in by the Company that constitute Employee Benefit Plans. Except as set forth on Schedule 3.15(a) and subject to the requirements of the Internal Revenue Code of 1986, as amended (the "Code") and ERISA, each of the Employee Benefit Plans can be terminated or amended at will by the Company. Except as set forth on Schedule 3.15(a), no unwritten amendment exists with respect to any Employee Benefit Plan.

                  (B) Administration. To the best knowledge of the Company, each Employee Benefit Plan has been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect. To the best of the knowledge of the Company, the Company has (i) made all necessary filings with respect to such Employee Benefit Plans, including the timely filing of Form 5500 if applicable, and (ii) made all necessary filings, reports and disclosures pursuant to and have complied with all requirements of the Internal Revenue Service ("IRS") Voluntary Compliance Resolution Program, if applicable, with respect to all profit sharing retirement plans and pension plans in which employees of the Company participate.

                  (C) Examinations. Except as set forth on Schedule 3.15(c), the Company has not received any notice that any Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

                  (D) Prohibited Transactions. To the best of the knowledge of the Company, no prohibited transactions (within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA) have occurred with respect to any Employee Benefit Plans.

                  (E) Claims and Litigation. No pending or, to the actual knowledge of the Company, threatened claims, suits, or other proceedings exist with respect to any Employee Benefit Plan other than normal benefit claims filed by participants or beneficiaries.

                  (F) Qualification. The Company has applied for a favorable determination letter or ruling from the IRS for each of the Employee Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. Except as set forth on Schedule 3.15(f), no proceedings exist or, to the actual knowledge of the Company has been threatened that could result in the revocation of any such favorable determination letter or ruling.

                  (G) Funding Status. Neither the Company nor any member of a "Controlled Group" (within the meaning of Section 412(n)(6)(B)) of the Code with the Company sponsors any plans which (i) are subject to the minimum funding requirements of Code Section 412 or ERISA Section 302, or (ii) are subject to Title IV of ERISA assumptions.

                  (H) Excise Taxes. To the best of the knowledge of the Company, neither the Company nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

                  (I) Multi-employer Plans. Neither the Company nor any member of a Controlled Group is or ever has been obligated to contribute to a multi-employer plan within the meaning of Section 3(37) of ERISA.

                  (J) Pension Benefit Guaranty Corporation. None of the Employee Benefit Plans are subject to the requirements of Title IV of ERISA.

                  (K) Retirees. The Company has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Code and Sections 601 through 608 of ERISA.

         3.16 Subsidiaries. Except as set forth on Schedule 3.16, the Company does not own, whether directly or indirectly, any capital stock or other proprietary interest directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity which is currently involved in the Company's ordinary course of business. Except as set forth on Schedule 3.16, with respect to each of the Company's subsidiaries (i) the Company owns directly or indirectly all of such subsidiary's outstanding capital stock, and (ii) there are no outstanding options, warrants, rights, contracts, commitments, understandings or arrangements by which such subsidiary is bound to issue any additional shares of capital stock or any security convertible thereunto or exercisable or exchangeable therefor.

         3.17  Tax Matters.

                  (a) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith) (including, without limitation, federal, state, city, county, local, foreign, or other income, franchise, capital, withholding, real or tangible property, employment, unemployment compensation, transfer, sales, use, excise and all other taxes of any kind) imposed by the United States or any state, city, country, country or foreign government or subdivision or agency thereof, whether disputed or not, and (ii) "Transaction" means one or more transactions, acts, events, or omissions of whatever nature.

                  (b) The Company has filed on a timely basis all returns and reports, including all estimated returns and reports of every kind and have timely given all notices, in respect of Taxes required to be filed or given under applicable law within the applicable statute of limitations period by any of them, except where the failure to so file or to give such notice and would not have a Material Adverse Effect, or except where proper action has been taken by the Company to extend the relevant filing deadline. Such returns, reports and notices are complete and accurate in all material respects. All Taxes shown on such returns or reports have been, and all Taxes subsequently assessed with respect to the periods and or Transactions to which such returns or reports relate have been or will be, timely, and fully paid, except for amounts which the Company is contesting in good faith, or which the failure to pay would not have had a Material Adverse Effect. The provisions in the financial statements (and the notes and schedules related thereto) contained in the Furnished SEC Documents for Taxes currently payable and for deferred Taxes are adequate in all material respects to provide for such Taxes for which the Company and its Subsidiaries taken as a whole may be liable in respect of periods or Transactions through the dates thereof.

                  (c) No fact  or  condition  relating  to any  past or  present
Transaction, except as set forth on Schedule 3.17, which, if known to any tax authority having jurisdiction, would likely result in a successful challenge by such authority of the treatment or omission of such factor or condition on any tax return, report or notice of the Company or its Subsidiaries, and no issue has arisen in any examination of the Company by the IRS that, in either case, if raised with respect to any other period no so examined would result in a proposed material deficiency for any other period not so examined, if upheld. The Company and its Subsidiaries have made all payments or estimated Taxes required to be made under Section 6655 of the Internal Revenue Code of 1986, as amended (the "Code") and any comparable provisions of state, local or foreign law. Except as set forth on Schedule 3.17, to the Company's knowledge there is no pending nor threatened or contemplated action, audit, proceeding or investigation for the assessment or collection of Taxes from the Company. There are no requests for rulings, outstanding subpoenas or requests for information with respect to Taxes of the Company, proposed reassessments of any property owned or leased by the Company, or similar matters pending with respect to any taxing authority.

         3.18  Environmental Matters.  Except as listed in Schedule 3.18:

                  (a) There are, with respect to the Company and its subsidiaries, or any predecessor of the foregoing, no present violations of Environmental Law (as defined herein), nor to the knowledge of the Company, any actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any Environmental Liability and neither the Company nor its subsidiaries has received any notice with respect to any of the foregoing nor is any litigation pending or threatened in connection with any of the foregoing.

                  (b) To the knowledge of the Company and except in the normal course of the Company's or its subsidiaries' business (i) no Hazardous Materials are present on or about any real property currently owned, leased or used by the Company or its subsidiaries, and (ii) no Hazardous Materials were present on or about any real property previously owned, leased or used by the Company or its subsidiaries during the period the property was owned, leased or used by the Company or its subsidiaries.

                  (c) To the knowledge of the Company, no Hazardous Materials have been released on or about, or where they may pose a threat of migration to, any real property currently owned, leased or used by the Company or its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or its subsidiaries during the period the property was owned, leased or used by the Company or its subsidiaries, except as may be required in the normal course of business and in material compliance with applicable Environmental Law.

                  (d) To the knowledge of the Company, no asbestos-containing materials or PCBs are present on or about any property currently owned, leased or used by the Company or its subsidiaries.

                  (e) To the knowledge of the Company, there are not now, nor have there ever been, any underground storage tanks or similar facilities of any kind on or under any real property currently or previously owned, leased or used by the Company or its subsidiaries.

                  (f) For purposes of this Section 3.18, capitalized terms used herein shall have The following meanings:

                  "Environmental Laws" shall mean, at any date, all provisions of federal, state, local or foreign law (including applicable principles of common and civil law), statutes, ordinances, rules, regulations, published standards and directives that have the force and effect of laws, statutes, regulations, permits, licenses, judgments, writs, injunctions, decrees and orders enacted, promulgated or issued by an), Public Authority, and all indemnity agreements and other contractual obligations, as in effect at such date, relating to (i) the protection of the environment, including the air, surface and subsurface soils, surface waters, groundwaters and natural resources, and (ii) occupational health and safety and exposure of persons to Hazardous Materials. Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act 42 U.S.C. ss.ss.9601 et seq., and any other laws imposing or creating liability with respect to Hazardous Materials.

                  "Environmental Liability" shall mean any liabilities, obligations, costs, losses, payments or damages, including compensatory and punitive damages, incurred (i) to contain, remove, clean up, assess, abate or otherwise remedy any actual or alleged release or threatened release of
Hazardous Materials, any actual or alleged contamination (by Hazardous Materials) of air, surface or subsurface soil, groundwater or surface water, or any personal injury or damage to natural resources or property resulting from any such release or contamination, pursuant to the requirements of any Environmental Law or in response to any claim by any Public Authority or other third party under any Environmental Law; (ii) to modify facilities or processes or take any other remedial action in response to any claim by any Public Authority of non-compliance with any Environmental Law, (iii) as a result of the imposition of any civil or criminal fine or penalty by any Public Authority for the violation or alleged violation of any Environmental Law, or (iv) as a result of any action, suit, proceeding or claim by any third party under any Environmental Law. The term "Environmental Liability" shall include: (i) reasonable fees of counsel and consultants (but not any corporate allocation for management time or for the use of similar in-house services or facilities) and
(ii) the costs and expenses of any investigation undertaken to ascertain the existence or extent of any potential or actual Environmental Liability.

                  "Hazardous Material" shall mean any substance regulated by any Environmental Law or which may now or in the future form the basis for any Environmental Liability.

                  "Public Authority" shall mean any supranational, national, regional, state or local government court, governmental agency, authority, board, bureau, instrumentality or regulatory body.

         3.19 Compliance with Laws; Permits. Except as provided in Schedule 3.19, the Company and its subsidiaries are in compliance, and have been conducted in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to it except where the failure to comply would not individually or in the aggregate have a Material Adverse Effect. The Company has all federal, state, local and foreign governmental licenses, permits, qualifications and authorizations ("Permits") necessary in the conduct of its business as currently conducted. All such Permits are in full force and effect and no violations have been recorded in respect of any such Permit; no proceeding is pending or, to the best knowledge of the Company, threatened to revoke or limit any such Permit and no such Permit will be suspended, cancelled or adversely modified as a result of the execution and delivery of this Agreement or the Ancillary Documents and the consummation of the transactions contemplated hereby or thereby, except where failure to have such Permit would not individually or in the aggregate have a Material Adverse Effect.

         3.20 Insurance. The Company and its Subsidiaries maintains fire, flood, windstorm, hurricane and casualty insurance policies, with extended coverage (subject to reasonable deductibles), with licensed carriers sufficient to allow them to replace any of their property that might be damaged or destroyed and to the best knowledge of the Company have liability insurance reasonably adequate to protect them and their financial condition against the risks involved in the business conducted by them. Neither the Company nor any of its Subsidiaries has done anything by way of action or inaction which might invalidate any of such policies in whole or in part.

         3.21 Property. The Company and its subsidiaries have good and marketable title, or a valid leasehold interest in or contractual right to use, all of their assets and properties, free and clear of any mortgages, judgments, claims liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances") except in each case for permitted encumbrances and such defects in title and such other liens and Encumbrances which do not individually or in the aggregate have a Material Adverse Effect on the value to the Company of the properties and assets of the Company and its subsidiaries taken as a whole.


                                    ARTICLE 4
                                    COVENANTS

         4.1 Best Efforts. The parties shall use their best efforts timely to satisfy each of the conditions described in Articles 6 and 7 of this Agreement.

         4.2 Securities Laws. The Company shall file a Form D with respect to the Securities with the SEC as required under Regulation D and shall provide a copy thereof to Purchaser within 15 days after the Closing Date. The Company shall file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within five business days following the Closing Date. The Company shall, on or prior to the Closing Date, take such action as is necessary to sell the Securities to Purchaser under applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to Purchaser on or prior to the Closing Date.

         4.3 Reporting Status. So long as Purchaser beneficially owns any of the Securities, the Company shall use its best efforts to timely file all reports required to be filed by it with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

         4.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Securities to (i) redeem its Series B Convertible Participating Preferred Stock (the "Series B Preferred Stock"), 525 shares of which are currently issued and outstanding, if the Series B Preferred Stock is outstanding as of the date of the Closing Date, and (ii) implement its strategic business plan, including, without limitation, the acquisition of related technology through asset and business acquisitions, mergers and joint ventures.

         4.5 Expenses. Each of the Company and Purchaser shall pay all the costs and expenses incurred by it or on its behalf in connection with this Agreement and the consummation of the transactions contemplated hereby.

         4.6 Board Representation. On or at any time within 90 days after the Closing Date, Purchaser may provide the Company with (i) the name of an individual (the "TLC Initial Nominee") Purchaser recommends be appointed to the Company's Board of Directors (the "Board"), and (ii) all information related to the TLC Initial Nominee as would be required by Regulation 14A promulgated by the SEC under the Exchange Act to be included in a proxy statement related to a meeting of the Company's stockholders at which directors would be elected (the "Proxy Information"). Within 30 days after the Company's receipt of all Proxy
Information relating to such individual, the Board shall consider the qualifications of the TLC Initial Nominee and, subject to its fiduciary duties, either appoint the TLC Initial Nominee to serve on the Board until the next election of directors by the Company's stockholders or notify Purchaser that the Board has determined that such appointment would not be consistent with the Board's fiduciary duties. At any time within 90 days after the Company's notifies Purchaser of the Board's determination not to appoint the TLC Initial Nominee, Purchaser may provide the Company with the name of, together with Proxy Information relating to, one or more individuals (the "TLC Alternative Nominee") that Purchaser recommends be appointed to the Board. Within 30 days after the Company's receipt of all Proxy Information relating to the TLC Alternative Nominee, the Board shall consider the qualifications of such TLC Alternative Nominee and, subject to its fiduciary duties, either appoint the TLC Alternative Nominee to serve on the Board until the next election of directors by the Company's stockholders or notify Purchaser that the Board has determined that such appointment would not be consistent with the Board's fiduciary duties. This process shall continue until the Board and Purchaser have agreed upon an individual nominated by Purchaser to serve on the Board (the "TLC Nominee"). The Company shall increase the size of the Company's Board of Directors to the extent necessary to accommodate the appointment of the TLC Nominee. Thereafter, for as long as Purchaser holds of record (such amount to be determined by considering the total of the following (i) the number of full shares of Common Stock into which shares of Preferred Stock then held by Purchaser could be converted pursuant to terms of the Certificate of Designation, and (ii) that number of full shares of Common Stock then held by the Purchaser) at least 7.5% of the Common Stock outstanding on any date the Board fixes the record date for the meeting of the Company's stockholders at which directors will be elected, Purchaser shall have the right to designate a nominee to stand for election as a director at the next meeting at which directors are to be elected. If such nominee of the Purchasers is not the TLC Nominee, then similar to the process described in the first four sentences of this Section 4.6, Purchaser shall submit recommendations for an individual to stand for election as a director and the Proxy Information related thereto to the committee of the Board responsible for director nominations. Such committee shall consider the qualifications of such individual and, subject to its fiduciary duties, either nominate such individual for election at such meeting of stockholders or notify Purchaser that such committee has determined that such appointment would not be consistent with its fiduciary duties (in which case the process shall continue until the committee and Purchaser have agreed upon an individual to stand for election as a director at the next meeting at which directors are to be elected).

         4.7 Listing. The Company shall use its best efforts to continue the listing and trading of its Common Stock on Nasdaq, the New York Stock Exchange or American Stock Exchange; and comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Nasdaq or such exchange, as applicable. In connection with the first issuance of the Conversion Shares, the Company shall take the necessary actions to have the Conversion Shares approved for quotation on The NASDAQ Stock Market.

         4.8 Prospectus Delivery Requirement. Purchaser understands that the Securities Act requires delivery of a prospectus relating to the Conversion Shares in connection with any sale or other disposition thereof pursuant to the Registration Statement, and Purchaser shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale or other disposition.

         4.9  Rights of First Offer.

                  (a) During the period commencing on the Closing Date and continuing until the date on which the sum of (i) the number of full shares of Common Stock into which shares of Preferred Stock for which Purchaser was the record holder could be converted pursuant to terms of the Certificate of Designation, and (ii) that number of full shares of Common Stock then held by the Purchaser, is less than five percent (5%) of the then total outstanding Common Stock, prior to the Company finalizing a financing (the "Proposed Offering") with an investor which includes the issuance of equity securities, or any security convertible into or exercisable, directly or indirectly, for equity securities of the Company (collectively, the "Equity Securities") at a price which is less than the closing bid price (the "Market Price") for a share of Common Stock (on the date of the Proposed Offering Notice (as defined herein)) as reported by The NASDAQ Stock Market, or such other securities exchange or national market system on which Common Stock is then listed, the Company shall provide written notice to Purchaser (the "Proposed Offering Notice") which includes a description in reasonable detail of the Proposed Offering, including the type and amount of Equity Securities proposed to be issued and the consideration the Company desires to receive therefore. The Proposed Offering Notice shall constitute an offer to Purchaser to purchase a portion (a "Maintenance Amount") of the securities being offered (the "Offered Securities") in connection with the Proposed Offering on a pari passu basis in order to maintain Purchaser's percentage level of ownership of the Company's Common Stock outstanding as such ownership exists on the date of the Proposed Offering Notice. For purposes of determining whether a Proposed Offering includes the issuance of Equity Securities at a price which is less than the Market Price, the total consideration to be received by the Company in connection with such Proposed Offering will be divided by the total of (i) shares of Common Stock to be issued in connection with the Proposed Offering, (ii) options and warrants to purchase Common Stock to be issued in connection with the Proposed Offering (assuming such options and warrants have been fully exercised), and (iii) preferred stock (and options and warrants to purchase such preferred stock) to be issued in connection with the Proposed Offering which are convertible into Common Stock (assuming such preferred stock, options and warrants shall be deemed to have been converted to Common Stock pursuant to the terms thereof utilizing the Market Price).

                  (b) Purchaser shall have five business days after receipt of the Proposed Offering Notice (unless Purchaser earlier indicates that it has no interest in purchasing the Offered Securities), to decide whether or not to acquire the Maintenance Amount, after which (if Purchaser has not agreed to purchase the above-mentioned Maintenance Amount on the terms set forth in the Proposed Offering Notice or such other terms as are mutually acceptable to the Company and Purchaser) the Company shall be permitted to seek and obtain a third-party purchaser to acquire the entire amount of the Offered Securities, provided that the closing of such acquisition by such third party purchaser occurs within 120 days from the date of the Proposed Offering Notice and provided that the acquisition of the Offered Securities by such third-party purchaser is on terms not materially different than those terms set forth in the Proposed Offering Notice.

                  (c) The parties acknowledge and agree that the requirements of this Section 4.9 shall not apply to a public offering of the Company's equity securities. For purposes of this Section 4.9, the following will not be deemed a "Proposed Offering": (i) the grant of options or warrants, or the issuance of securities, under any employee or director stock option, stock, purchase or restricted stock plan of the Company, (ii) the issuance of Common Stock pursuant to any contingent obligation of the Company existing as of the Closing and described on Schedule 3.3, (iii) the issuance of securities upon the exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (iv) declaration of a rights dividend to holders of Common Stock in connection with the adoption of a stockholder rights plan by the Company, and (v) the issuance of securities in connection with a merger, acquisition, joint venture or similar arrangement. The consummation of the Company's financing transaction (the "Dawson Samberg Financing") with Dawson Samberg Capital Management, Inc. and its affiliates ("Dawson Samberg") shall not trigger any rights of Purchaser under this Section 4.9.

                  (d) Nothing contained in this Section 4.9 will require the Company to issue Equity Securities or take any action which is inconsistent with the listing rules of The NASDAQ Stock Market.

         4.10 Standstill. Pursuant to the terms of the Standstill Agreement for the period specified therein, Purchaser shall not acquire any voting securities or instruments which are convertible into the voting securities of the Company.

         4.11 Stockholder Rights Plan. Prior to or in connection with the Dawson Samberg Financing, the Company shall either (i) enter into an agreement with Dawson Samberg providing that neither Dawson Samberg nor any entity Affiliate will purchase any voting securities of the Company after the consummation of the Dawson Samberg Financing without the approval of a majority of the members of the Company's Board of Directors (the "Board"), or (ii) subject to the Board's fiduciary duties, the Company will adopt a stockholder rights plan which would be triggered should any investor acquire more than 15% of the Common Stock outstanding without the approval of the Board.

         4.12 Financial Statement Disclosure. The Company shall deliver to Purchaser (a) as soon as available, but in any event within 45 days after the end of each month during each of the Company's fiscal years, a Company prepared consolidated balance sheet, consolidated income statement, and consolidated statement of cash flow covering the Company's consolidated operations during such period; and (b) as soon as available, but in any event within 90 days after the end of each of the Company's fiscal years, consolidated financial statements of the Company for each such fiscal year, audited by independent certified public accountants. Such audited financial statements shall include a consolidated balance sheet, consolidated profit and loss statement, and consolidated statement of cash flow and such accountants' letter to management when available.

                                    ARTICLE 5
                             TRANSFER OF SECURITIES

         The Securities shall not be transferable except upon the conditions specified in this Article 5, which conditions are intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any such Securities.

         5.1  Restrictive Legend.

                  (A) Unless and until otherwise permitted by this Article 5, each certificate for the Preferred Stock and the Conversion Shares issued to Purchaser or to any subsequent transferee of such Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "These Shares have not been registered under the Securities Act of 1933 and may not be offered for sale, sold, transferred or otherwise disposed of unless registered under such Act or unless an exemption from such registration is available. Further, such transfer is subject to the conditions specified in a Securities Purchase Agreement dated as of June 5, 1998 pursuant to which such shares were issued and sold by LaserSight Incorporated (the "Company"), a copy of which Agreement will be furnished by the Company to the holder hereof upon request and without charge."

                  (B) The Company may order its transfer agents for Common Stock to stop the transfer of any of the Securities bearing the legend set forth in Subsection (a) of this Section 5.1 until the conditions of this Article 5 with respect to the transfer of such Securities have been satisfied.

         5.2 Notice of Proposed Transfer. If, prior to any transfer or sale of any Securities not registered under the Securities Act, Purchaser desiring to effect such transfer or sale shall deliver a written notice to the Company describing briefly the manner of such transfer or sale and a written opinion of counsel for Purchaser (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) to the effect that such transfer or sale may be effected without the registration of such Securities under the Securities Act, the Company shall thereupon permit or cause its transfer agent to permit such transfer or sale to be effected; provided, however, that if in such written notice the transferring Purchaser represents and warrants to the Company that the transfer or sale is to a purchaser or transferee whom the transferring Purchaser knows or reasonably believes to be a "qualified institutional buyer," as that term is defined in Rule 144A promulgated by the SEC under the Securities Act ("Rule 144A"), no opinion shall be required unless reasonably requested in writing by the Company within five days after receipt of such written notice, in which case Purchaser shall deliver to Company such a written opinion of counsel.

         5.3  Termination of Restrictions.

                  (A) Notwithstanding the foregoing provisions of this Article 5, the restrictions imposed by this Article 5 upon the transferability of Securities shall terminate as to any particular share of such Securities when
(i) such Security shall have been effectively registered under the Securities Act and sold by Purchaser thereof in accordance with such registration, or (ii) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation have been received from counsel for Purchaser thereof (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) or counsel for the Company, or (iii) such Security shall have been sold without registration under the Securities Act in compliance with Rule 144, or (iv) the Company is reasonably satisfied that Purchaser of such Security shall, in accordance with the terms of Subsection (k) of Rule 144, be entitled to sell such Security pursuant to such Subsection, or (v) a letter or an order shall have been issued to Purchaser thereof by the staff of the SEC or the SEC stating that no enforcement action shall be recommended by such staff or taken by the SEC, as the case may be, if such Security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

                  (B) Whenever the restrictions imposed by this Article 5 shall terminate, as hereinabove provided, a Purchaser who then holds any particular Securities then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense to Purchaser, one or more new certificates for such Securities not bearing the restrictive legend set forth in Section 5.1(a) hereof.

         5.4 Compliance with Rule 144 and Rule 144A. At the written request of Purchaser who proposes to sell any of Securities in compliance with Rule 144, the Company shall furnish to Purchaser, within 10 days after receipt of such request, a written statement as to whether or not the Company is in compliance with the filing requirements of the SEC as set forth in such Rule. For purposes of effecting compliance with Rule 144A, in connection with any resales of any Securities that hereafter may be effected pursuant to the provisions of Rule 144A, Purchaser desiring to effect such resale and each prospective institutional purchaser of such shares designated by Purchaser shall have the right, at any time the Company is not subject to Section 13 or 15(d) of the Securities and Exchange Act, to obtain from the Company, upon the written request of Purchaser and at the Company's expense the documents specified in Section (d)(4)(i) of Rule 144A, as such rule may be amended from time to time.

         5.5 Non-Applicability of Restrictions on Transfer. Notwithstanding the provisions of Section 5.2 hereof, any record owner of Securities may from time to time transfer all or part of such record owner's Securities (i) to a nominee identified in writing to the Company as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of Securities identified in writing to the Company as being the nominee of or for such beneficial owner may from time to time transfer all or part of the Securities registered in the name of such nominee but held as nominee on behalf of such beneficial owner, to such beneficial owner, (ii) to an Affiliate of such record owner, or (iii) if such record owner is a partnership or limited liability company or the nominee of a partnership or limited liability company, to a partner, member, retired partner or member, or estate of a partner, member or retired partner or member, of such partnership or limited liability company, so long as such transfer is in accordance with the transferee's interest in such partnership or limited liability company and is without consideration; provided, however, that (1) such record owner shall deliver a written notice to the Company describing in reasonable detail the manner of such transfer or sale prior to the consummation of such transfer or sale, (2) each such transferee shall remain subject to all restrictions on the transfer of Securities herein contained, and (3) if reasonably requested in writing by the Company within five days after receipt of such written notice, such record owner shall deliver to the Company such additional information requested by the Company or its counsel (in form and substance reasonably satisfactory to the Company and such counsel) that the proposed transfer is within the scope of this Section 5.5 or a written opinion of counsel for such record owner (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) to the effect that such transfer or sale may be effected without the registration of such Securities under the Securities Act.


                                    ARTICLE 6
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

         6.1 Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Securities to Purchaser at the Closing is subject to the satisfaction, as of the Closing Date and with respect to Purchaser, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                  (A) Purchaser shall have executed the signature page to this Agreement and the Ancillary Documents, as applicable, and delivered the same to the Company.

                  (B) The Purchase Price shall have been delivered to the Company.

                  (C) The Company shall have received notice from the Company's senior lender, Foothill Capital Corporation ("Foothill"), that Foothill has been paid all amounts owed by the Company.

                  (D) The representations and warranties of Purchaser shall be true and correct as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a specific date), and Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing.

                  (E) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.


                                    ARTICLE 7
                CONDITIONS TO PURCHASER'S OBLIGATION TO PURCHASE

         7.1 Conditions to Purchaser's Obligation to Purchase. The obligation of Purchaser hereunder to purchase the Securities on the Closing Date is subject to the satisfaction of each of the following conditions, provided that these conditions are for Purchaser's sole benefit and may be waived by Purchaser at any time in Purchaser's sole discretion:

                  (A) The Company shall have executed the signature page to this Agreement, the Registration Rights Agreement and delivered the same to Purchaser.

                  (B) At the Closing, the Company shall have delivered to Purchaser duly executed certificates for the Preferred Stock.

                  (C) The Common Stock shall be listed on The NASDAQ Stock Market and trading in the Common Stock shall not have been suspended by The NASDAQ Stock Market or the SEC or other regulatory authority.

                  (D) Purchaser shall have received notice from Foothill, that Foothill has been paid all amounts owed by the Company.

                  (E) Concurrently with the Closing, the Company shall redeem the Series B Preferred Stock.

                  (F) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing. Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date to the foregoing effect.

                  (G) Purchaser shall have completed to their satisfaction all business, legal, accounting and financial due diligence with respect to the Company.

                  (H) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  (I) Purchaser shall have received an opinion of Sonnenschein Nath & Rosenthal, dated as of the Closing Date, in the form attached hereto as Exhibit D.


                                    ARTICLE 8
                          GOVERNING LAW; MISCELLANEOUS

         8.1 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state, without giving effect to the principles of conflicts of law. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of New Castle in the State of Delaware in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process upon the Company or Purchaser mailed by certified mail, return receipt requested, shall be deemed in every respect effective service of process upon the Company in any suit or proceeding arising hereunder. Nothing herein shall affect Purchaser's right to serve process in any other manner permitted by law. A final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

         8.2 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties.

         8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

         8.5 Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchaser.

         8.6 Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile-machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). Each party shall provide notice to the other party of any change in address. The addresses for such communications shall be:

                           If to the Company:

                           LaserSight Incorporated
                           12249 Science Drive
                           Suite 160
                           Orlando, Florida 32826
                           Telecopy: (407) 382-2701
                           Attention: Chief Financial Officer

                                    After June 30, 1998:

                                    LaserSight Incorporated
                                    3300 University Boulevard
                                    Suite 140
                                    Orlando, Florida 32792
                                    Telecopy: (407) 678-9981
                                    Attention: Chief Financial Officer

                           with a copy to:

                           Sonnenschein Nath & Rosenthal
                           One Metropolitan Square
                           Suite 3000
                           St. Louis, Missouri 63102
                           Telecopy: (314) 259-5959
                           Attention: Alan B. Bornstein

                           If to Purchaser:

                           TLC The LaserCenter, Inc.
                           5600 Explorer Drive
                           Suite 301
                           Mississauga, Ontario
                           Canada L4W 442
                           Telecopy: (905) 602-7956
                           Attention: Elias Vamvakas

                           with a copy to:

                           Arent Fox Kintner Plotkin & Kahn, PLLC
                           1050 Connecticut Avenue, N.W.
                           Washington, D.C. 20036-5339
                           Telecopy: (202) 857-6395
                           Attention: Jeffrey E. Jordan

         8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. The provisions of this Agreement which are for each of the Purchaser's benefit as a purchaser of holder of Securities are also for the benefit of, and enforceable by, any subsequent holder of such Securities.

         8.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         8.9 Survival. All representations and warranties in this Agreement shall survive the execution and delivery of this Agreement and the Closing. All agreements contained herein shall survive the Closing until, by their respective terms, they are no longer operative

         8.10 Indemnification. The Company shall indemnify and hold harmless Purchaser against and from any losses, claims, damages, liabilities or expenses ("Losses") insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) the falsity or incorrectness as of the Closing Date of any representation or warranty of the Company contained in or made pursuant to
Article 3 hereof, or (ii) the existence of any condition, event or fact constituting, or which with notice or passage of time, or both, would constitute a default in the observance of any of the Company's undertakings or covenants hereunder, under the Registration Rights Agreement or the Company's Certificate of Incorporation and By-laws. The Company shall also pay all attorney's and accountant's fees and costs and court costs incurred by Purchaser in enforcing the indemnification provided for in this Section 8.10. Notwithstanding the foregoing, the Company expressly agrees and acknowledges that the right of indemnification granted herein to Purchaser of shall not be deemed to be the exclusive remedy available to Purchaser for any of the matters described in this
Section 8.10.

         8.11 Stamp Tax and Delivery Costs. The Company will pay all stamp and other taxes, if any, which may be payable in respect of the sale or other transfer of the Securities to Purchaser and the issuance thereof to Purchaser or its nominee, and will save Purchaser harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The Company will also pay all reasonable costs of delivery to Purchaser, or Purchaser's nominee, of the Securities to be purchased by Purchaser or otherwise transferred to Purchaser.

         8.12 Public Filings; Publicity. No party hereto shall make any public statement regarding the transactions contemplated hereby unless the language and timing of such statement has been approved by both the Company and Purchaser.

Notwithstanding the foregoing, each of the parties hereto may, in documents required to be filed by it with the SEC or other regulatory bodies, make such statements with respect to the transactions contemplated hereby as each may be advised is legally necessary upon advice of its counsel; provided, however, that the party making such determination shall immediately notify the other party that it intends to make a public announcement and the parties hereto shall, in good faith, attempt to agree on any public announcements or publicity statements with respect thereto (which approval shall not be unreasonably withheld or delayed).

         8.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         8.14 Remedies. No provision of this Agreement providing for any remedy to a Purchaser shall limit any remedy which would otherwise be available to Purchaser at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby.

         8.15 Termination. In the event that the Closing shall not have occurred on or before June 30, 1998, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date.

         IN WITNESS WHEREOF, Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.


LASERSIGHT INCORPORATED:                   TLC THE LASER CENTER INC.



By:  /s/ Michael R. Farris                 By:  /s/ R. J. Kelly
    ---------------------------                ------------------------
       Michael R. Farris                   Name:  Ronald J. Kelly
       President and CEO                   Title: Vice-President of Acquisitions


































                 SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT